For period ending 2-28-97
File Number 811-4338



77.O.  Transactions effected pursuant to Rule 10f-3.

         The following  information relates to the sole transaction  effected by
Heritage  Capital   Appreciation   Trust  pursuant  to  Rule  10f-3  during  the
semi-annual period February 28, 1997:

Security:                               Gulfstream Aerospace Corporation

Date of purchase:                       October 10, 1996

Date offering commenced:                October 10, 1996

Purchase price:                         $24.00

Commission:                             $0.78

Securities acquired from:               Goldman Sachs

Amount purchased:                       $1,200,000

Total Offering:                         $672,000,000